SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 10, 2004
                                                 ----------------------

                             FIRST DELTAVISION, Inc.
             (Exact name of registrant as specified in its charter)

           Nevada                       0-23511                 87-0412182
-----------------------------   ------------------------   ---------------------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)

         695 Town Center Drive, Suite 260, Costa Mesa, California 92626
         --------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:    (714) 434-9191
                                                   ------------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 1. Changes in Control of Registrant.

      Not applicable.

Item 2. Acquisition or Disposition of Assets.

      Not applicable.

Item 3. Bankruptcy or Receivership.

      Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

      Not applicable.
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Item 5. Other Events.

On March 10, 2004, First Deltavision, Inc. issued the following press release:

                 FIRST DELTAVISION, INC. DISCUSSES FUTURE PLANS
                               AND MANAGEMENT TEAM

         Costa Mesa, California - March 10, 2004- As previously announced, on January 1, 2004, First Deltavision, Inc. (OTCBB: FTDV.OB) acquired Mogel Management Group, Inc. (MMG) as a wholly-owned subsidiary, and intends to carry on its primary operations through this subsidiary. MMG, a Nevada corporation, is a newly formed healthcare company created for the purpose of acquiring and managing hospitals and healthcare related facilities. Headquartered in Costa Mesa, California, MMG currently has a three person management team with substantial senior management experience in business and government settings and the healthcare field.

         The Chief Executive Officer of MMG is Bruce Mogel. Mr. Mogel has over 25 years of experience in operational management and has held several lead executive roles in the healthcare field. Most recently, from 1999-2002, Mr. Mogel served as the Executive Vice President of Operations for Doctors' Community Healthcare Corp (DCHC), where he was responsible for the operations and profitability of five acute care hospitals, and one psychiatric hospital, and managed a team of six hospital CEOs and other senior management members. While serving in this position, Mr. Mogel led a team that turned around a large Midwestern hospital. That team turned a large multi-million dollar annual negative cash flow into a break even operation in less than 6 months.

         Larry B. Anderson, MMG's President, has over 20 years of senior level executive experience in an enterprise with over $65 billion per year in sales. A California licensed attorney since 1975, Mr. Anderson specializes in employment and business law matters, including collective bargaining, arbitrations, unfair labor practices and court cases as well as transactional work in contracts and due diligence. From 2002-2003, as the Executive Vice President, Human Resources and General Counsel, Litigation, Mr. Anderson managed all litigation for a seven hospital chain in Southern California.

         James T. Ligon is MMG's Chief Financial Officer. Mr. Ligon has launched and operated several successful businesses, including JAMAR Associates, a California healthcare consulting company. He also has over thirty years of hospital experience in California, having been in charge of the Finance and Accounting functions at Robert F. Kennedy Medical Center, Brotman Medical Center, and Bellflower Hospitals, to name just a few. Mr. Ligon has substantial experience in, and knowledge of, hospital finance, accounting and administration. He will lead MMG's due diligence team in reviewing potential acquisition candidates.

         MMG intends to pursue the acquisition of hospitals and healthcare facilities throughout the United States. MMG will target hospitals for acquisition that are financially distressed and underperforming and whose owners are seeking to sell or lease their operations. MMG has identified a number of hospitals and healthcare facilities as potential acquisition targets. After acquiring one or more hospitals, MMG intends to implement a number of strategies designed to improve their financial performance, including implementing stringent cost control systems, improving accounts receivable processing and government aid and reimbursement processes, improving cash flow management, implementing human resources and compliance initiatives, and improving labor negotiations and practices.

         MMG is currently exploring, among other things, the possible acquisition of one or more of the hospital assets that are being divested by Tenet Healthcare Corporation. MMG believes that there are now more hospital assets on the market than at any time in the past several years, and some of these will likely meet MMG's criteria. In addition, MMG is currently in the process of securing a real estate acquisition partner, which will assist the Company in healthcare acquisitions by helping to fund the real estate component of acquisitions.

This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking information is subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed or projected. Statements in this press release regarding the business of First Deltavision which are not historical in nature are "forward-looking statements" that involve risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Actual results may differ materially due to a number of potential risks and uncertainties, and actual results may vary materially from those anticipated, estimated, or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.


                                     *****

First Deltavision, Inc.
Contact: Larry B. Anderson
Telephone: (714) 434-9191

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Item 6. Resignations of Registrant's Directors.

      Not applicable.

Item 7. Financial Statements and Exhibits.

      Not applicable.

Item 8. Change in Fiscal Year.

      Not applicable.

Item 9. Regulation FD Disclosure.

      Not applicable.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FIRST DELTAVISION, INC.
                                        (Registrant)


Date:  March 10, 2004                    By: /s/ Bruce Mogel
                                           -------------------------------------
                                           Bruce Mogel, Chief Executive Officer


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